UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2007

OCEANAUT, INC.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands

(State or other jurisdiction of incorporation)

6770 (Commission File Number)	N/A (IRS Employer Identification No.)

17TH Km National Road Athens-Lamia & Finikos Street
145 64 Nea Kifisia
Athens, Greece
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: +30-210-620-9520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On October 12, 2007, Oceanaut, Inc., a Marshall Islands corporation (“Oceanaut”), entered into definitive agreements pursuant to which it has agreed to purchase, for an aggregate purchase price $700 million in cash, nine dry bulk vessels from companies associated with members of the Restis family (the “Asset Acquisition”). Oceanaut also announced that it has entered into a separate definitive agreement pursuant to which it has agreed to issue 10,312,500 shares of its common stock, at a purchase price of $8.00 per share, in exchange for an aggregate investment by separate companies associated with members of the Restis family of $82,500,000 (together with the Asset Acquisition, the “Transactions”). On November 8, 2007, Oceanaut intends to hold a conference call, along with a representative of the Restis family, for Oceanaut’s shareholders as well as other persons who might be interested in purchasing Oceanaut’s securities regarding the Transactions as described in the preliminary proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 24, 2007. The slide show attached to this Current Report on Form 8-K as Exhibit 99.1 will be used as the basis for such presentation.

The information contained in the investor slide show shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

In connection with the Transactions, Oceanaut filed a preliminary proxy statement with the SEC on October 24, 2007. The final definitive proxy statement will be filed with the SEC and mailed to the shareholders of Oceanaut. Oceanaut’s shareholders are urged to read the preliminary proxy statement in addition to the final, definitive proxy statement and other relevant materials when they become available, as they will contain important information about the Transactions. Oceanaut shareholders will be able to obtain a free copy of such filings at the SEC’s internet site (http://www.sec.gov).

Oceanaut and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Oceanaut in connection with the proposed Transactions. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the preliminary proxy statement and will be included in the final definitive proxy statement described above.

Item 8.01. Other Events.

On November 2, 2007, Oceanaut issued a press release announcing that members of its management, along with a representative of the Restis family, will hold a conference call on Thursday, November 8, 2007 at 10:00 a.m. EST concerning the Transactions for its shareholders as well as other persons who might be interested in purchasing Oceanaut’s securities. The information set forth under Item 7.01 above is incorporated herein by reference.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

Forward Looking Statements

This Current Report on Form 8-K, and other statements Oceanaut may make, including statements about the benefits of the Transactions, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to Oceanaut’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “forecasts,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

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Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. Oceanaut’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in Oceanaut’s filings with the SEC. Oceanaut’s filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made. In particular, the anticipated timing and benefits of the consummation of the Transactions is uncertain and could be affected by many factors, including those detailed in Oceanaut’s filings with the SEC.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Investor Slide Show.
99.2	Press Release dated November 2, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2007	OCEANAUT, INC.

/s/ Christopher Georgakis
Christopher Georgakis President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Investor Slide Show.
99.2	Press Release dated November 2, 2007.